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                                                            EXHIBIT 23.3

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement of American Champion Entertainment, Inc. on Form S-3 of our report dated February 5, 1997, on our audit of the balance sheet of American Champion Entertainment, Inc. and of our report dated January 31, 1997 on our audits of the financial statements of America's Best Karate.


                                           /s/ Moore Stephens, P.C.


                                               MOORE STEPHENS, P.C.
                                               Certified Public Accountants

Cranford, New Jersey
July 31, 1998